UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2025

Picard Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42801	86-3212894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1992 E Silverlake Tucson AZ, 85713
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (520) 545-1234

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMI	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 2, 2025, Picard Medical, Inc. (the “Company”) consummated its initial public offering (“IPO”) of 4,250,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”) at a price of $4.00 per share. On August 28, 2025, in connection with the pricing of the IPO, the Company and WestPark Capital, Inc., as representative of the several underwriters (the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”). The Company also granted the Underwriters a 30-day option to purchase up to an additional 637,500 shares of Common Stock (the “Option Shares”).

The IPO was made pursuant to a Registration Statements on Form S-1 (File No. 333-286295) and a related prospectus filed with the Securities and Exchange Commission (“SEC”), which was declared effective by the SEC on August 12, 2025.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2025, Sam Van and George Ye were appointed to the Company’s board of directors. Information regarding biographical information, the committees upon which these directors are expected to serve, related party transactions involving any of these directors and the compensation plans in which such directors participate was previously reported (as defined by Rule 12b-2 under the Securities Exchange Act of 1934, as amended) in the Registration Statement.

On or around August 12, 2025, in connection with the IPO, the Company entered into indemnification agreements with each of its directors and executive officers. These agreements provide the Company’s directors and executive officers with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the Delaware General Corporation Law. These indemnification rights are not exclusive of any other right that an indemnified person may have or hereafter acquire under any statute, provision of the Second A&R Charter and the A&R Bylaws (each as defined below), any agreement, or vote of stockholders or disinterested directors or otherwise. The foregoing summary description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement included herewith as Exhibit 10.1, which is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 28, 2025, the Company’s Second Amended and Restated Certificate of Incorporation (the “Second A&R Charter”), in substantially the form previously filed as Exhibit 3.5 to the Registration Statement was filed with the Secretary of State of the State of Delaware and became effective.

On August 28, 2025, the Company’s Amended and Restated Bylaws (the “A&R Bylaws”), in substantially the form previously filed as Exhibit 3.6 to the Registration Statement, were adopted by the Company and became effective.

The foregoing description of the Second A&R Charter and the A&R Bylaws do not purport to be complete and is qualified in their entirety by reference to the full text of the Second A&R Charter and the A&R Bylaws, copies of which are filed as Exhibit 3.1 and 3.2, respectively, hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

On August 28, 2025, the Company issued a press release announcing the pricing of the IPO, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On September 2, 2025, the Company issued a press release announcing the closing of the IPO, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 28, 2025, by and between the Registrant and WestPark Capital, Inc. as representative of the underwriters
3.1	Second Amended and Restated Certificate of Incorporation, dated as of August 28, 2025
3.2	Amended and Restated Bylaws, dated as of August 28, 2025.
10.1	Form of Indemnification Agreement
99.1	Press Release, dated August 28, 2025
99.2	Press Release, dated September 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Picard Medical, Inc.

By:	/s/ Patrick NJ Schnegelsberg
	Name:	Patrick NJ Schnegelsberg
	Title:	Chief Executive Officer

Dated: September 3, 2025

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